SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 29, 2005

(Date of report/date of earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On December 2, 2005, the registrant announced the completion of its acquisition of Falls Bank, Stow, Ohio, through the merger of Falls Interim Savings Bank with and into Falls Bank effective at the commencement of business on November 29, 2005.

Falls Bank will merge with Sky Bank, a wholly-owned subsidiary of registrant, at the commencement of business on December 3, 2005, and will convert to Sky Bank’s products and operating systems over the weekend of December 3-4, 2005. Following the bank merger, Falls Bank’s branches and ATMs will be part of the Western Reserve Region of Sky Bank.

Under the terms of the merger agreement, shareholders of Falls Bank were able to elect to receive in exchange for their shares either shares of the registrant or cash, at the exchange rates specified in the agreement. Falls shareholders who made a valid election prior to the November 28, 2005 election deadline will receive the form of consideration they elected, subject to receiving cash in lieu of fractional shares under the terms of the merger agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of business acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Exhibit 99.1	Sky Financial Group, Inc. Press Release dated December 2, 2005, titled “Sky Announces the Completion of its Acquisition of Falls Bank.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: December 2, 2005	BY:	/s/ C. J. Keller Smith
C. J. Keller Smith
VP/Associate Counsel